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The Alkaline Water Company Announces Closing of Non-brokered
Private Placement of Convertible Notes

SCOTTSDALE, Arizona - March 4, 2022 - The Alkaline Water Company Inc. (NASDAQ and CSE: WTER) (the "Company") today announces that it has closed a non-brokered private placement financing (the "Financing") of unsecured convertible notes (the "Notes") in the aggregate principal amounts of US$3,800,000 with three subscribers (the "Subscribers"). The terms of the Notes includes: (a) a maturity date of September 4, 2022 (the "Maturity Date"); (b) the Notes will accrue interest (the "Interest") at the rate of 8% per annum, payable on the Maturity Date; and (c) the principal amounts of the Notes are convertible at the option of the holders of the Notes, at any time, into units (the "Conversion Units") at a conversion price of US$0.80 per Conversion Unit. Each Conversion Unit will consist of one share of common stock of the Company (each, a "Conversion Share") and one share purchase warrant (each, a "Warrant"). Each Warrant will entitle the holder thereof to acquire one share of common stock of the Company (each, a "Conversion Warrant Share") at a price of US$1.10 per share until March 4, 2025.

Pursuant to the subscription agreements, in consideration for the Subscribers' execution and delivery of the subscription agreements, the Company has agreed to issue each Subscriber a number of shares of common stock of the Company (the "Commitment Shares") that is equal to 10% of the subscription amount divided by US$0.80 per share for an aggregate of 475,000 shares to three Subscribers. In addition, pursuant to the subscription agreements, if the Company defaults in the payments of any principal amounts of the Notes that are not converted into Conversion Units and owing under the Notes when due and the Company fails to cure such default within ten business days after written notice of default is sent by the Subscribers to the Company, the Company has agreed to issue applicable Subscribers a number of shares of common stock of the Company (the "Penalty Shares") that is equal to 20% of the subscription amount divided by US$0.80 per share for up to an aggregate of 950,000 shares to three Subscribers.

The Company did not pay any finder's fees in connection with the Financing.

The proceeds of the Financing are expected to be used for general corporate purposes and working capital.

In connection with the Financing, we agreed with each Subscriber to prepare and file a registration statement with respect to the Conversion Shares, the Conversion Warrant Shares, the Commitment Shares and the Penalty Shares with the United States Securities and Exchange Commission and agreed to use commercially reasonable efforts to have the registration statement declared effective by the United States Securities and Exchange Commission as soon as possible after filing.

Except as specified in this news release, none of the securities issued or to be issued in connection with the Financing will be or have been registered under the United States Securities Act of 1933, as amended (the "1933 Act"), and none may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the 1933 Act. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the securities, in any state where such offer, solicitation or sale would be unlawful.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements." Statements in this news release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. Such forward-looking statements include, among other things, that the proceeds of the Financing are expected to be used for general corporate purposes and working capital.

The material assumptions supporting these forward-looking statements include, among others, that the demand for the Company's products will continue to significantly grow; that the past production capacity of the Company's co-packing facilities can be maintained or increased; that there will be increased production capacity through implementation of new production facilities, new co-packers and new technology; that there will be an increase in number of products available for sale to retailers and consumers; that there will be an expansion in geographical areas by national retailers carrying the Company's products; that there will be an expansion into new national and regional grocery retailers; that there will be an expansion into new e-commerce, home delivery, convenience, and healthy food channels; that there will not be interruptions on production of the Company's products; that there will not be a recall of products due to unintended contamination or other adverse events relating to the Company's products; and that the Company will be able to obtain additional capital to meet the Company's growing demand and satisfy the capital expenditure requirements needed to increase production and support sales activity. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, governmental regulations being implemented regarding the production and sale of alkaline water or any other products; additional competitors selling alkaline water and enhanced water products in bulk containers reducing the Company's sales; the fact that the Company does not own or operate any of its production facilities and that co-packers may not renew current agreements and/or not satisfy increased production quotas; the fact that the Company has a limited number of suppliers of its unique bulk bottles; the potential for supply-chain interruption due to factors beyond the Company's control; the fact that there may be a recall of products due to unintended contamination; the inherent uncertainties associated with operating as an early stage company; changes in customer demand and the fact that consumers may not embrace enhanced water products as expected or at all; the extent to which the Company is successful in gaining new long-term relationships with new retailers and retaining existing relationships with retailers; the Company's ability to raise the additional funding that it will need to continue to pursue its business, planned capital expansion and sales activity; and competition in the industry in which the Company operates and market conditions. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law, including the securities laws of the United States and Canada. Although the Company believes that any beliefs, plans, expectations, and intentions contained in this news release are reasonable, there can be no assurance that any such beliefs, plans, expectations, or intentions will prove to be accurate. Readers should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents the Company files with the SEC, available at www.sec.gov, and on the SEDAR, available at www.sedar.com.